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[Deloitte & Touche LLP letterhead]


                                                                     EXHIBIT 4.2




INDEPENDENT AUDITORS' CONSENT

We consent to the use and incorporation by reference in this Registration Statement of Brookfield Properties Corporation on Form F-8 of our report dated February 4, 2003, appearing in the Annual Report on Form 40-F of Brookfield Properties Corporation for the year ended December 31, 2002.

We also consent to the use in this Registration Statement of Brookfield Properties Corporation on Form F-8 of our report dated February 25, 2003 on the financial statements of BPO Properties Ltd., which is included in an exhibit in this Registration Statement.


/s/ Deloitte & Touche LLP
Toronto, Canada

May 27, 2003